UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K
                                    --------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 15, 1999

                         Commission File No.: 33-47577


                            HAMPSHIRE GROUP, LIMITED
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                  DELAWARE                     06-0967107
           ----------------------   ----------------------------------
          (State of Incorporation) (I.R.S. Employer Identification No.)


                             215 COMMERCE BOULEVARD

                         ANDERSON, SOUTH CAROLINA 29625

                                 (864) 225-6232
          --------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

Item 2.  Disposition of Assets.

On June 1, 1999, Hampshire Designers, Inc. ("Company"), a subsidiary of the Registrant, sold assets of the Hosiery Division of the Company, as of January 1, 1999, consisting of inventory, certain machinery and equipment and prepaid expenses, to Vision Legwear, LLC, a North Carolina limited liability company ("Purchaser"), for a purchase price of $4,600,000. The purchase price consisted of $500,000 in cash paid at the Closing; a note in the amount of $1,883,000 bearing interest at 8.25% per annum and due January 1, 2006 and secured by the machinery and equipment which was sold ("8.25% Note"); a Class A redeemable, non-voting unit of the Purchaser in the amount of $175,000; a Class B non-voting unit of the Purchaser in the amount of $100,000; the assumption by the Purchaser of current liabilities of the Company in the amount of $850,000; and the assumption by the Purchaser of a note of the Company in the amount of $1,092,000 bearing interest at 7.45% per annum and due July 1, 2002, for which the Company will remain primarily liable.


In addition, the Company leased two manufacturing plants to the Purchaser for a period of three years on a net, net, net basis with annual rent of $126,000. The Purchaser has an option to purchase the plants for $840,000 at the end of the lease or to extend the lease for three additional years at an increased annual rent. The Company also leased machinery and equipment, required for the manufacture of hosiery and located at the two plants, for a period of four years at an annual rent of $324,000. The Purchaser has an option at the end of the lease to either renew the lease at fair market rental value for one year, or purchase the machinery and equipment at fair market value. The Company has agreed to provide consulting services to the Purchaser, not exceeding 20 hours per month, for a monthly fee of $8,333 for a three year period.


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

The Company has agreed with The CIT Group/Commercial Services, Inc., which is providing working capital financing to the Purchaser, to subordinate its rights under the two leases and the 8.25% Note for a period of 120 days after any default under the leases or the 8.25% Note which would otherwise permit the Company to terminate the leases or enforce the obligation of the Purchaser to pay the unpaid principal of the 8.25% Note.

VL Holdings, LLC, a North Carolina limited liability company, owned by Fritz Schulte, President of the Hosiery Division at the date of sale, and six other management employees of the Hosiery Division at the time of sale, owns 67.08% of the Class B voting units of the Purchaser.

The Company retains contingent liability with respect to the obligations of the Company which were assumed by the Purchaser as part of the purchase price.

The difference between the book basis of the assets sold and the selling price will be established as a reserve against the 8.25% Note and no gain on the sale will be recognized until such time as the Note is collected and the Company has been relieved of its primary responsibilities under the $1,092,000 note assumed by the Purchaser.






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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   HAMPSHIRE GROUP, LIMITED
                                   (Registrant)


Date:    June 15, 1999             /s/ Ludwig Kuttner
     -----------------------       --------------------------------
                                   Ludwig Kuttner
                                   President and
                                   Chief Executive Officer
                                   (Primary Executive Officer)



Date:    June 15, 1999             /s/ Charles W. Clayton
     -----------------------       --------------------------------
                                   Charles W. Clayton
                                   Vice President, Secretary, Treasurer
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)




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
                                    EXHIBITS


 Exhibit No.                           Description
-------------       -----------------------------------------------------
  (10)(U)           Agreement between Hampshire Designers, Inc.
                    and Vision Legwear LLC, dated May 27, 1999 for the disposal of the hosiery business.








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